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                                                                   EXHIBIT 23.1



                        ELLIOTT, DAVIS & COMPANY, L.L.P.


                          CERTIFIED PUBLIC ACCOUNTANTS

                          870 South Pleasantburg Drive
                        Greenville, South Carolina 29607
                                 (864) 242-3370




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



         We hereby consent to the incorporation by reference of our report dated December 31, 1998, relating to the financial statements of New Commerce BanCorp, in the Registration Statement on Form SB-2 and Prospectus, and to the reference to our firm therein under the caption, "Experts."


                                   ELLIOTT, DAVIS & COMPANY, L.L.P.


                          By:  /s/ Elliott, Davis & Company, L.L.P.
                             --------------------------------------



Greenville, South Carolina
January 11, 1999